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[SAMSON BELAIR DELOITTE & TOUCHE LOGO]             [PRICEWATERHOUSECOOPERS LOGO]





                                                                       Exhibit 4


                     COMMENTS BY AUDITORS FOR U.S. READERS
                      ON CANADA-U.S. REPORTING DIFFERENCE


In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company's financial statements, such as the change described in Note 1 to the consolidated financial statements as at and for the year ended October 31, 2002, relating to the adoption by the Bank of the CICA Handbook section 3062 -- Goodwill and other intangible assets. Our report to the shareholders dated November 29, 2002 is expressed in accordance with Canadian reporting standards, which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.


[SAMSON BELAIR/DELOITTE & TOUCHE SIGNATURE]     [PRICEWATERHOUSECOOPERS LLP SIGNATURE]
-------------------------------------------     --------------------------------------
Samson Belair/Deloitte & Touche                 PricewaterhouseCoopers LLP
General Partnership                             Chartered Accountants
Chartered Accountants



November 29, 2002









SAMSON BELAIR/DELOITTE & TOUCHE, S.E.N.C.      PRICEWATERHOUSECOOPERS s.c.l.
COMPTABLES AGREES                              COMPTABLES AGREES
1, Place Ville-Marie                           1250, boul. Rene-Levesque Ouest
Bureau 3000                                    Bureau 2800
Montreal (Quebec) H3B 4T9                      Montreal (Quebec) H3B 2G4
Telephone : (514) 393-7115                     Telephone : (514) 205-5000
Telecopieur : (514) 390-4100                   Telecopieur : (514) 876-1502